SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2013

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant’s telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On February 12, 2013, Systemax Inc. (the “Company”) announced that David Sprosty will step down as Chief Executive of the Company’s North America Technology Products Group, effective March 1, 2013.  Mr. Sprosty intends to return to his consulting career and in addition, will work with the Company on special projects and assisting in the transition of his responsibilities.  This was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Sprosty’s  departure will be treated as a termination without Cause under his Employment Agreement with the Company, which is filed as an exhibit to the Company’s Form 10-K filed on March 8, 2012 for the year ending December 31, 2011, and which is hereby incorporated by reference herein.

A press release regarding Mr. Sprosty’s departure was issued by the Company on February 12, 2013, a copy of which is filed as an exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

By:	/s/ Name: Eric Lerner
Title:	Senior Vice President

Dated: February 12, 2013

Item 9.01.  Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release of Systemax Inc., dated February 12, 2013, regarding the departure of David Sprosty as Chief Executive of the North America Technology Products Group.

99.2
Employment Agreement dated as of October 3, 2011 between David Sprosty and Systemax Inc. (incorporated by reference to Exhibit 10.18  of the Form 10K of Systemax Inc. for the year ended December 31, 2011).